ADMINISTRATION AGREEMENT


     This ADMINISTRATION AGREEMENT ("Agreement") is made as of the 1st day of January 2005 by and between REGIONS MORGAN KEEGAN SELECT FUNDS (the "Fund"), a Massachusetts business trust, having its principal place of business at 50 North Front Street, Memphis, Tennessee 38103, and MORGAN KEEGAN & COMPANY, INC. (the "Administrator"), a Tennessee corporation, having its principal place of business at 50 North Front Street, Memphis, Tennessee 38103.

     WHEREAS, the Fund, is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and offers for sale ten distinct series of shares of beneficial interest, which have been designated Regions Morgan Keegan Select Balanced Fund, Regions Morgan Keegan Select Fixed Income Fund, Regions Morgan Keegan Select Government Money Market Fund, Regions Morgan Keegan Select Growth Fund, Regions Morgan Keegan Select Intermediate Tax Exempt Bond Fund, Regions Morgan Keegan Select Limited Maturity Government Fund, Regions Morgan Keegan Select Mid Cap Growth Fund, Regions Morgan Keegan Select Mid Cap Value Fund, Regions Morgan Keegan Select Treasury Money Market Fund and Regions Morgan Keegan Select Value Fund (each referred to as a "Portfolio"); and

     WHEREAS,   the  Funds  wishes  to  retain  the   Administrator  to  provide
administrative services to the Fund; and

     WHEREAS, the Administrator is willing to furnish such services on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

1. APPOINTMENT OF THE ADMINISTRATOR. The Fund hereby appoints the Administrator to act as the administrator for the Fund for the period, in the manner, and on the terms set forth in this Agreement. The Administrator hereby accepts such appointment and agrees during such period to render the services and to assume the obligations herein set forth. The Administrator shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

2. ADMINISTRATIVE SERVICES. As administrator, and subject to the supervision and control of the Board of Trustees ("Board") of the Fund, the Administrator shall perform (or supervise the performance by others) and will provide facilities, equipment and personnel to carry out the following administrative services for operation of the business and affairs of the Fund:

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     (i)    furnish  without  cost to the Fund,  or pay the cost of, such office space, office equipment and office facilities as are adequate for the needs of the Fund;

     (ii) provide, without remuneration from or other cost to the Fund, the services of individuals competent to perform all of the executive, administrative and clerical functions of the Fund that are not performed by employees or other agents engaged by the Fund or by the Administrator acting in some other capacity pursuant to a separate agreement or arrangement with the Fund;

     (iii) assist the Fund in selecting and coordinating the activities of the other agents engaged by the Fund, including the Fund's dividend disbursing agent, custodian, independent public accountants and legal counsel;

     (iv) authorize and permit the Administrator's directors, officers or employees who may be elected or appointed as officers of the Fund or directors of the Fund to serve in such capacities, without remuneration from or other cost to the Fund;

     (v) assure that all financial, accounting and other records required to be maintained and preserved by the Fund are maintained and preserved by it or on its behalf in accordance with applicable laws and regulations;

     (vi) assist in the preparation of (but not pay for) all periodic reports by the Fund to shareholders of the Fund and all reports and filings required to maintain the registration, qualification and listing on a national securities exchange of the Fund and the shares of the Fund, or to meet other regulatory or tax requirements applicable to the Fund or the shares of the Fund, under federal and state securities and tax laws;

     (vii) respond to telephonic and in-person inquiries from existing shareholders or their representatives requesting information regarding matters such as shareholder account or transaction status, net asset value of Fund shares, and Fund performance, Fund services, plans and options, Fund investment policies, Fund portfolio holdings, and Fund distributions and classification thereof for tax purposes;

     (viii) handle shareholder complaints and correspondence directed to or brought to the attention of the Administrator; generate or develop and distribute special data, notices, reports, programs and literature required by large shareholders, by shareholders with specialized informational needs, or by shareholders generally in light of developments, such as changes in tax laws; and

     (ix) provide such other services required by the Fund as the parties may from time to time agree in writing are appropriate to be provided under this Agreement.

3. BOOKS AND RECORDS. The Administrator shall maintain customary records in connection with its duties as specified in this Agreement. Any records required to be maintained and preserved pursuant to Rules 31a-1 and 31a-2 under the 1940 Act which are prepared or maintained by the Administrator on behalf of the Fund

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

shall be the property of the Fund and will be made available or surrendered to the Fund promptly upon request. In the case of any request or demand for the inspection of such records by another party, the Administrator shall notify the Fund and follow the Fund's instructions as to permitting or refusing such inspection.

4. REPORTS. The Administrator shall furnish to or place at the disposal of the Fund such information, evaluations, analyses and opinions formulated or obtained by the Administrator in the discharge of its duties as the Fund may, from time to time, reasonably request. The Fund shall furnish the Administrator with such documents and information with regard to its affairs as the Administrator may, at any time or from time to time, reasonably request in order to discharge its obligations under this Agreement.

5. FUND PERSONNEL. The Administrator agrees to permit individuals who are directors, officers or employees of the Administrator to serve (if duly appointed or elected) as trustees, officers or employees of the Fund, without remuneration from or other cost to the Fund.

6. EXPENSES. The Administrator shall be responsible for expenses incurred in providing office space, equipment and personnel as may be necessary or convenient to provide administrative services to the Fund, including the payment of all fees, expenses and salaries of the trustees, officers or employees of the Fund who are directors, officers or employees of the Administrator. The Fund shall bear the expense of its operation, except those specifically allocated to the Administrator under this Agreement or under any separate agreement between the Fund and the Administrator. Subject to any separate agreement or arrangement between the Fund and the Administrator, the expenses hereby allocated to the Fund, and not to the Administrator, include, but are not limited to: (i) organizational expenses; (ii) legal and audit expenses; (iii) borrowing expenses; (iv) interest; (v) taxes; (vi) governmental fees; (vii) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (viii) the cost (including brokerage commissions or charges, if any) of securities purchased or sold by the Fund and any losses incurred in connection therewith; (ix) fees of custodians, transfer agents, registrars or other agents; (x) expenses of preparing share certificates; (xi) expenses relating to the redemption or repurchase of shares;
(xii) expenses of registering and qualifying shares for sale under applicable federal law and maintaining such registrations and qualifications; (xiii) expenses of preparing, setting in print, printing and distributing prospectuses, proxy statements, reports, notices and dividends to shareholders; (xiv) cost of stationery; (xv) costs of shareholders and other meetings of the Fund; (xvi) compensation and expenses of the independent trustees of the Fund; and (xvii) the Fund's portion of premiums of any fidelity bond and other insurance covering the Fund and its officers and trustees.

7. COMPENSATION. For the services and facilities to be furnished and expenses assumed hereunder, the Administrator shall receive from each Portfolio an administration fee at the annual rate listed along with that Portfolio's name in Schedule A attached hereto. For the services and facilities to be furnished and expenses assumed hereunder, the Administrator shall receive from each Portfolio an administration fee at the annual rate listed above with that Portfolio's name in this Schedule A. This administration fee shall be payable monthly as soon as practicable after the last day of each month based on the average of the daily values placed on the net assets of each respective Portfolio as determined at the close of business on each day throughout the month. The assets of each

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Portfolio  will be valued  separately as of the close of regular  trading on the
New York Stock Exchange (currently 4:00 p.m., Eastern time) on each business day throughout the month or, if the Fund lawfully determines the value of the net assets of any Portfolio as of some other time on each business day, as of such time with respect to that Portfolio. The first payment of such fee shall be made as promptly as possible at the end of the month next succeeding the effective date of this Agreement. In the event that the Administrator's right to such fee commences on a date other than the last day of the month, the fee for such month shall be based on the average daily assets of the Portfolio in that period from the date of commencement to the last day of the month. If the Fund determines the value of the net assets of any Portfolio more than once on any business day, the last such determination on that day shall be deemed to be the sole determination on that day. The value of net assets shall be determined pursuant to the applicable provisions of the Fund's Amended and Restated Declaration of Trust, its By-Laws and the 1940 Act. If, pursuant to such provisions, the determination of the net asset value of any Portfolio of the Fund is suspended for any particular business day, then the value of the net assets of that Portfolio on that day shall be deemed to be the value of its net assets as determined on the preceding business day. If the determination of the net asset value of any Portfolio has been suspended for more than one month, the Administrator's compensation payable at the end of that month shall be computed on the basis of the value of the net assets of the Portfolio as last determined (whether during or prior to such month).

8. NON-EXCLUSIVE SERVICES. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Administrator who may also be a trustee, officer or employee of the Fund, to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of the Administrator to engage in any other business or to render services of any kind, including administrative services, to any other corporation, firm, individual or association, provided that any such other services and activities do not, during the term of this Agreement, interfere, in a material manner, with the Administrator's ability to meet all of its obligations to the Fund hereunder.

     9.  Limitation of Liability.
         -----------------------

          9.1 LIABILITY OF THE ADMINISTRATOR. Neither the Administrator nor any director, officer or employee of the Administrator performing services for the Fund at the direction or request of the Administrator in connection with the Administrator's discharge of its obligations hereunder shall be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with any matter to which this Agreement relates; provided that nothing herein contained shall be construed (i) to protect the Administrator against any liability to the Fund or its shareholders to which the Administrator would otherwise be subject by reason of the Administrator's misfeasance, bad faith, or gross negligence in the performance of the Administrator's duties, or by reason of the Administrator's reckless disregard of its obligations and duties under this Agreement ("disabling conduct"), or (ii) to protect any director, officer or employee of the Administrator who is or was a trustee or officer of the Fund against any liability to the Fund or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office with the Fund.

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


          9.2 INDEMNIFICATION BY THE FUND. The Fund will indemnify the Administrator against, and hold it harmless from, any and all expenses (including reasonable counsel fees and expenses) incurred investigating or defending against claims for losses or liabilities described in Section 9.1 not resulting from negligence, disregard of its obligations and duties under this Agreement or disabling conduct by the Administrator. Indemnification shall be made only following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Administrator was not liable by reason of negligence, disregard of its obligations and duties under this Agreement or disabling conduct or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the
Administrator was not liable by reason of negligence, disregard of its obligations and duties under this Agreement or disabling conduct by (a) the vote of a majority of a quorum of trustees of the Fund who are neither "interested persons" of the Fund nor parties to the proceeding ("disinterested non-party trustees") or (b) an independent legal counsel in a written opinion. The Administrator shall be entitled to advances from the Fund for payment of the reasonable expenses incurred by it in connection with the matter as to which it is seeking indemnification hereunder in the manner and to the fullest extent permissible under Massachusetts law. The Administrator shall provide to the Fund a written affirmation of its good faith belief that the standard of conduct necessary for indemnification by the Fund has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the Administrator shall provide security in form and amount acceptable to the Fund for its undertaking; (b) the Fund is insured against losses arising by reason of the advance; or (c) a majority of a quorum of the full Board of the Fund, the members of which majority are disinterested non-party trustees, or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Fund at the time the advance is proposed to be made, that there is reason to believe that the Administrator will ultimately be found to be entitled to indemnification hereunder.

          9.3 INDEMNIFICATION BY THE ADMINISTRATOR. The Administrator shall indemnify the Fund and hold it harmless from and against any and all losses, damages and expenses, including reasonable attorneys' fees and expenses, incurred by the Fund which result from: (i) the Administrator's failure to comply with the terms of this Agreement; or (ii) the Administrator's lack of good faith in performing its obligations hereunder; or (iii) the Administrator's negligence or misconduct or that of its employees, agents or contractors in connection herewith. The Fund shall not be entitled to such indemnification in respect of actions or omissions constituting negligence or misconduct on the part of the Fund or its employees, agents or contractors other than the Administrator unless such negligence or misconduct results from or is accompanied by negligence or misconduct on the part of the Administrator, any affiliated person of the Administrator, or any affiliated person of an affiliated person of the Administrator. Before confessing any claim against it which may be subject to indemnification hereunder, the Fund shall give the Administrator reasonable opportunity to defend against such claim in its own name or in the name of the Fund.

     10. TERM OF AGREEMENT. The term of this Agreement shall begin on the date first written above and, unless sooner terminated as hereinafter provided, this Agreement shall remain in effect through August 31, 2005. Thereafter, this

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Agreement shall continue in effect from year to year, subject to the termination provisions and all other terms and conditions hereof; provided such continuance is approved at least annually by vote or written consent of the trustees, including a majority of the trustees who are not interested persons of either
party  hereto  ("Independent   Trustees");   and  provided  further,   that  the
Administrator shall not have notified the Fund in writing at least sixty (60) days prior to the first expiration date hereof or at least sixty (60) days prior to any expiration date in any year thereafter that it does not desire such continuation. The Administrator shall furnish the Fund, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment thereof.

     11. AMENDMENT OR ASSIGNMENT OF AGREEMENT. This Agreement may be amended at any time, but only by written agreement between the Administrator and the Fund, which agreement has been authorized by the Board, including the vote or written consent of a majority of the Independent Trustees. This Agreement shall terminate automatically and immediately in the event of its assignment.

     12. TERMINATION OF AGREEMENT. This Agreement may be terminated at any time by either party hereto, without the payment of any penalty, upon at least sixty
(60) days' prior written notice to the other party; provided that, in the case of termination by the Fund, such action shall have been authorized by the Board, including the vote or written consent of a majority of the Independent Trustees.

     13. INTERPRETATION AND DEFINITION OF TERMS. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any court, by rules, regulations or orders of the Securities and Exchange Commission validly issued pursuant to the 1940 Act. Specifically, the terms "assignment," "interested person" and "majority of the outstanding voting securities" shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

     14. GOVERNING LAW. Except insofar as the 1940 Act or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts.

     15. NOTICE. Any notice under this Agreement shall be given in writing addressed and delivered or mailed postage prepaid to the other party to this Agreement at its principal place of business.

     16. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

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

     17. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     18. MATTERS RELATING TO THE FUND AS A MASSACHUSETTS BUSINESS TRUST. It is expressly agreed that the obligations of the Fund hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Fund personally, but shall bind only the trust property of the Fund. The execution and delivery of this Agreement have been authorized by the Board, and this Agreement has been signed and delivered by an authorized officer of the Fund, acting as such, and neither such authorization by the Board nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Fund as provided in the Fund's Declaration of Trust.

         IN WITNESS WHEREOF the parties have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized all as of the date first written above.



                                REGIONS MORGAN KEEGAN SELECT FUNDS


                                By:  /s/ Charles D. Maxwell
                                     --------------------------------
                                     Name:  Charles D. Maxwell
                                     Title:  Secretary and Assistant Treasurer


                                 MORGAN ASSET MANAGEMENT, INC.


                                 By: /s/ Charles D. Maxwell
                                     --------------------------------
                                     Name:  Charles D. Maxwell
                                     Title:  Secretary and Treasurer


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


                       REGIONS MORGAN KEEGAN SELECT FUNDS

                            ADMINISTRATION AGREEMENT

                                   SCHEDULE A

                                                        ANNUALIZED % OF AVERAGE
                  PORTFOLIO                                 DAILY NET ASSETS
                  ---------                                 ----------------

Regions Morgan Keegan Select Balanced Fund                       0.065%

Regions Morgan Keegan Select Fixed Income
Fund                                                             0.065%

Regions Morgan Keegan Select Government
Money Market Fund                                                0.065%

Regions Morgan Keegan Select Growth Fund                         0.065%

Regions Morgan Keegan Select Intermediate
Tax Exempt Bond Fund                                             0.065%

Regions Morgan Keegan Select Limited
Maturity  Government Fund                                        0.065%

Regions Morgan Keegan Select Mid Cap
Growth Fund                                                      0.065%

Regions Morgan Keegan Select Mid Cap Value
Fund                                                             0.065%

Regions Morgan Keegan Select Treasury
Money Market Fund                                                0.065%

Regions Morgan Keegan Select Value Fund                          0.065%


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